As filed with the Securities and Exchange Commission on March 23, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Iomai Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	52-2049149 (I.R.S. Employer Identification Number)
20 Firstfield Road, Suite 250
Gaithersburg, Maryland 20878
(301) 556-4500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stanley C. Erck
Chief Executive Officer
Iomai Corporation
20 Firstfield Road, Suite 250
Gaithersburg, Maryland 20878
(301) 556-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Paul M. Kinsella
Ropes & Gray LLP
One International Place
Boston, MA 02110-2624
(617) 951-7000

     Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE (1)

	Proposed maximum		Amount of
	aggregate offering		registration fee
Title of each class of securities to be registered	price (1)(2)		(2)
Common Stock, $.01 par value per share (3)
Preferred Stock (4)
Warrants (5)
Debt securities (6)
Total	$75,000,000	(1)	$2,302.50

(1) In no event will the aggregate offering price of all securities issued from time to time by the registrant under this registration statement exceed $75,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies. The securities covered by this registration statement may be sold separately, together, or as units with other securities registered under this registration statement.
(2) The proposed maximum aggregate price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3) Subject to note (1), this registration statement covers such an indeterminate amount of common stock (with accompanying purchase rights, if any), as may be sold, from time to time, at indeterminate prices, by the registrant.
(4) Subject to note (1), this registration statement covers such an indeterminate number of shares of preferred stock (with accompanying purchase rights, if any) as may be sold from time to time at indeterminate prices by the registrant. Also covered is such an indeterminate amount of common stock (with accompanying purchase rights, if any,) (i) as may be issuable or deliverable upon conversion of shares of preferred stock, and (ii) as may be required for delivery upon conversion of shares of preferred stock as a result of anti-dilution provisions.
(5) Subject to note (1), this registration statement covers such an indeterminate amount and number of warrants, representing rights to purchase common stock, preferred stock and debt securities registered under this registration statement as may be sold from time to time at indeterminate prices by the registrant. Also covered is such an indeterminate amount of common stock and preferred stock (in each case, with accompanying purchase rights, if any) and debt securities (i) as may be issuable or deliverable upon exercise of warrants, and (ii) as may be required for delivery upon exercise of any warrants as a result of anti-dilution provisions.
(6) Subject to note (1), this registration statement covers such an indeterminate amount of debt securities as may be sold from time to time at indeterminate prices by the registrant. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $75,000,000. Also covered is such an indeterminate amount of common stock and preferred stock (in each case, with accompanying purchase rights, if any) (i) as may be issuable or deliverable upon the exercise or conversion of debt securities, and (ii) as may be required for delivery upon exercise or conversion of debt securities as a result of anti-dilution provisions.
     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MARCH 23, 2007.
PROSPECTUS
$75,000,000

Common Stock Preferred Stock	Warrants Debt Securities

     We may offer to the public from time to time in one or more series or issuances:
•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock, preferred stock and/or debt securities; or

•	debt securities consisting of debentures, notes or other evidences of indebtedness.
     This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.
     We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
     Our common stock is traded on the NASDAQ Global Market under the symbol “IOMI.” On March 22, 2007, the reported closing price per share of our common stock was $4.96.

     Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS MARCH 23, 2007.

     This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information.”
     We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in shares of our common stock. All references in this prospectus to “Iomai,” “the Company,” “we,” “us” or “our” mean Iomai Corporation, unless we state otherwise or the context otherwise requires.
     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the time of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

PROSPECTUS SUMMARY
     The following is a summary of selected information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus carefully, especially the section entitled “Risk Factors” and the financial statements and the notes to the financial statements incorporated by reference.
The Company
Our Business
     Iomai Corporation, a Delaware corporation founded in 1997, discovers and develops vaccines and immune system stimulants, delivered via a novel, needle-free technology called transcutaneous immunization, or TCI. All of our products use our proprietary TCI technology which delivers vaccine to a group of antigen-presenting cells in the skin called Langerhans cells. Those cells, in turn, transport the vaccine to nearby lymph nodes to produce a sustained immune response.
     We are leveraging TCI to enhance the efficacy of existing vaccines, enable new vaccines that are viable only through transcutaneous administration and expand the global vaccine market. We currently have four product candidates in development: three targeting influenza and pandemic flu and one to prevent E. coli-related travelers’ diarrhea.
Risk Factors
     Our business is subject to substantial risk. See “Risk Factors” and the other information in this prospectus for a discussion of the factors. We have not authorized anyone to give you information or to make any representations other than those contained in this prospectus.
Corporate Information
     Our principal executive office is located at 20 Firstfield Road, Suite 250, Gaithersburg, MD 20878, and our telephone number is (301) 556-4500. Our website address is www.iomai.com. Information contained on our website is not a part of this prospectus.

RISK FACTORS
     You should consider the “Risk Factors” included under Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 23, 2007, which is incorporated by reference in this prospectus. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference contain forward-looking statements. Except for strictly historical information contained herein, matters discussed in this report constitute forward-looking statements. When used herein, the words “expects,” “estimates,” “intends,” “plans,” “should,” “would,” “could,” “anticipates” and similar expressions are intended to identify such forward-looking statements.
     Such forward-looking statements include statements about our use of TCI to enhance the efficacy of existing vaccines, enable new vaccines that are viable only through transcutaneous administration and expand the global vaccine market; and statements about the four product candidates in development.
     Actual results may differ materially from those set forth in the forward-looking statements due to risks and uncertainties that exist in our operations and business environment. These risks include, without limitation, the implementation of our corporate strategy; our future financial performance and projected expenditures; our ability to enter into future collaborations with pharmaceutical, biopharmaceutical and biotechnology companies and academic institutions; our product research and development activities; our technology’s potential efficacy, advantages over current approaches to vaccination and broad applicability to infectious diseases; our ability to receive regulatory approvals to develop and commercialize our product candidates; our ability to increase our manufacturing capabilities for our product candidates; our ability to develop or obtain funding for our IS patch for pandemic flu applications; our projected markets and growth in markets; our product formulations and patient needs and potential funding sources; our staffing needs; our plans for sales and marketing; and the other factors referred to under “Risk Factors” in this prospectus. In light of the substantial risks and uncertainties inherent in all projections, the inclusion of forward-looking statements in this prospectus should not be regarded as representations by us that our objectives or plans will be achieved. We undertake no obligation to update any forward-looking statement or to release publicly the results of revisions to any forward-looking statement to reflect events or circumstances after the date hereof.

RATIO OF EARNINGS TO FIXED CHARGES
     Our earnings are inadequate to cover fixed charges. The following table sets forth the dollar amount of the coverage. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding.

	Year Ended December 31,
	2006	2005	2004	2003	2002

Ratio of earnings to fixed charges (1)	—	—	—	—	4.21
Deficiency of earnings available to cover fixed charges	$(32,633)	$(24,059)	$(20,872)	$(20,296)	$—

(1)	Except for 2002, in each of the periods presented, earnings were insufficient to cover fixed charges.

USE OF PROCEEDS
     Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus to fund clinical and preclinical development of our product candidates, to discover additional product candidates, to repay outstanding indebtedness and for general corporate purposes, including capital expenditures and working capital. We may use a portion of our net proceeds to in-license product candidates or to invest in businesses or technologies that we believe are complementary to our own. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending use of proceeds from this offering, we intend to invest the proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments.

PLAN OF DISTRIBUTION
     We may sell securities in any of the ways described below or in any combination:
•	to or through underwriters or dealers;

•	through one or more agents; or

•	directly to purchasers or to a single purchaser.
     The distribution of the securities may be effected from time to time in one or more transactions:
•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
     Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
     The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.
     Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In no event will any underwriter or dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent of the price of the shares being registered.
     Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.
     We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
     Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
     One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
     Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.
     The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
     Certain persons participating in this offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

DESCRIPTION OF CAPITAL STOCK
     Our authorized capital stock consists of 200,000,000 shares of common stock and 25,000,000 shares of preferred stock. As of March 14, 2007, there were outstanding

•	25,509,045 shares of common stock;

•	3,706,391 shares issuable upon the exercise of options issued pursuant to our current stock option plans; and

•	4,404,278 shares issuable upon the exercise of outstanding warrants.

     The following description of the terms of common stock and preferred stock sets forth certain general provisions as contained in our Third Amended and Restated Certificate of Incorporation and Third Amended and Restated By-laws, and it is qualified in its entirety by reference to Delaware law and our certificate of incorporation and by-laws in their entirety.
Common Stock
     The holders of our common stock are entitled to one vote per share on all matters submitted to our stockholders. Holders of our common stock are entitled to receive dividends when and if declared from time to time by our board of directors.
     Upon any liquidation, dissolution or winding up of Iomai, holders of common stock are entitled to ratable distribution are entitled to share ratably in all assets remaining after payment of liabilities, subject to the rights of any then outstanding preferred stock.
     Holders of common stock do not have preemptive rights or cumulative voting rights.
     Our common stock is listed for quotation on the NASDAQ Global Market under the symbol “IOMI.”
     The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.
Preferred Stock
     Under our certificate of incorporation, we are authorized to issue up to 25,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations, restrictions. Our board of directors can authorize any of the foregoing actions without any further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of our preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders.
     Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of our common stockholders. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying or preventing our change in control and may cause the market price of our common stock to decline or impair the voting and other rights of the holders of our common stock.
     If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:
•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	the identity of the transfer agent and registrar for the preferred stock and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Iomai; and

•	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of Iomai.
The preferred stock offered by this prospectus will, when issued, not have, nor be subject to, any preemptive or similar rights.

DESCRIPTION OF WARRANTS
     We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.
     The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES
     We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
     We may offer under this prospectus up to an aggregate principal amount of $75,000,000 in debt securities; or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial public offering price of up to $75,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of Iomai and will rank equally with all of our other unsecured indebtedness.
     The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety to the detailed provisions of the indenture.
General
     We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
     The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:
•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of Iomai.
     We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.
     We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Exchange and/or Conversion Rights
     We may issue debt securities which can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the term of exchange or conversion in the prospectus supplement relating to these debt securities.
Transfer and Exchange
     We may issue debt securities that will be represented by either:
•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.
     We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.
Certificated Debt Securities
     If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

     You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.
Global Securities
     If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.
     The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.
No Protection in the Event of Change of Control
     The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Iomai or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.
Covenants
     Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Consolidation, Merger and Sale of Assets
     We have agreed in the indenture that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:
•	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•	immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.
Events of Default
     Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:
•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•	we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of Iomai.
     The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.
     If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:
•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.
     In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.
     If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.
     The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.
     No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:
•	the holder gives to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.
     These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.
     We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.
Modification and Waiver
     From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control of Iomai permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.
     From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding debt securities, amend or supplement the indenture or the debt securities, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:
•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
     The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:
•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):
(1)	to register the transfer or exchange of such debt securities;

(2)	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

(3)	to compensate and indemnify the trustee; or

(4)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or
•	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

     In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:
•	money;

•	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;
which in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.
     In addition, defeasance may be effected only if, among other things:
•	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.
     If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.
     The term “U.S. Government Obligations” as used in the above discussion means securities which are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.
     The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.
Regarding the Trustee
     We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of Iomai, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee, acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.
     The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

VALIDITY OF ISSUANCE
     The validity of the issuance of the securities offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
     Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents are on file with the SEC under the file number 000-51709. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement. For further information about us and the common stock offered by this prospectus we refer you to the registration statement and its exhibits and schedules which may be obtained as described above.
     The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we close this offering, including all filings made after the date of this initial registration statement and prior to its effectiveness. We hereby incorporate by reference the documents listed below (File No. 000-51709).
•	our annual report on Form 10-K for the fiscal year ended December 31, 2006 as filed on March 23, 2007;

•	our current reports on Form 8-K filed on January 17, 2007, January 30, 2007, March 2, 2007, March 7, 2007 and March 23, 2007;

•	the description of the common stock contained in our Registration Statement on Form S-1 (Registration No. 333-128765);

•	our proxy statement on Schedule 14A filed with the SEC on February 14, 2007;

•	our proxy statement on Schedule 14A filed with the SEC on April 13, 2006.

     You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (www.iomai.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:
Iomai Corporation
Attention: Secretary
20 Firstfield Road, Suite 250
Gaithersburg, MD 20878
Telephone: (301) 556-4500
     The information contained on our website is not a part of this prospectus.

MARCH 23, 2007
PROSPECTUS
$75,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities
     We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth the estimated costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by us.

Securities and Exchange Commission registration fee	$2,302.50
Printing and engraving expenses*	$25,000.00
Accountant’s fees and expenses*	$20,000.00
Legal fees and expenses*	$250,000.00
Transfer Agent and Registrar fees*	$5,000.00
Trust fees and expenses*	$5,000.00
Miscellaneous expenses*	$2,697.50

Total	$310,000.00

*	— Estimated.
     All of the amounts shown are estimates except for the fee payable to the Commission.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 145 of the Delaware General Corporation Law permits, in general, a Delaware corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another business enterprise in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including the estimated expenses of litigating the proceeding to conclusion and the expenses actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation’s power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, provided that no indemnification shall be provided in such actions in the event of any adjudication of negligence or misconduct in the performance of such person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply. Section 145 of the Delaware General Corporation Law also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.
     The registrant’s Third Amended and Restated Certificate of Incorporation provides that the registrant shall indemnify each of its directors, to the maximum extent permitted from time to time by law, and may indemnify each of its officers, to the extent provided in its bylaws or approved from time to time by the Board of Directors, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by reason of the fact that he or she is a director or officer.
     The registrant’s Third Amended and Restated Certificate of Incorporation also provides that the registrant shall, upon request, advance payment of expenses (including attorneys’ fees) incurred by a director in defending any proceeding in advance of the proceeding’s final disposition. Likewise, the registrant may advance such expenses to an officer of the registrant. These rights of indemnification and advancement of expenses conferred in the registrant’s Third Amended and Restated Certificate of Incorporation are not exclusive of any other right which may be acquired.

     In addition, as permitted by Section 102 of the Delaware General Corporation Law, the registrant’s Third Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by the Delaware General Corporation Law.
     These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
ITEM 16. EXHIBITS
See Exhibit Index on page II-6 of this registration statement.
ITEM 17. UNDERTAKINGS
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a further post-effective amendment to the registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.`
Provided, however, that:
          (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
          (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (C) Provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in Form F-3.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the registrant is relying on Rule 430B:
          (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrar’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes that:
     (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.
     (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(d) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.
(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Iomai Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on January 18, 2007.

Iomai Corporation
By:	/s/ Russell P. Wilson
Russell P. Wilson
Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Stanley C. Erck and Russell P. Wilson, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated and on January 18, 2007:

Signature	Title

/s/ Stanley C. Erck	Director, President, Chief Executive Officer, Treasurer
Stanley C. Erck

/s/ Russell P. Wilson	Senior Vice President, Chief Financial Officer, General Counsel
Russell P. Wilson	(Principal Financial and Accounting Officer)

/s/ Thomas Martin Vernon, Jr.	Director
Thomas Martin Vernon, Jr., M.D.

/s/ F. Weller Meyer	Director
F. Weller Meyer

Director
R. Gordon Douglas, Jr., M.D.

/s/ Richard Douglas	Director
Richard Douglas, Ph.D.

/s/ Dr. M. James Barrett M. James Barrett, Ph.D.	Director

/s/ Jeff Himawan	Director
Jeff Himawan, Ph.D.

ITEM 16. EXHIBITS
     The following is a list of exhibits filed as part of this registration statement.

Exhibit	Description	Location

1.1	Form of Underwriting Agreement	**

4.2	Grant of Put Option dated April 6, 2001 by Iomai Corporation to the Walter Reed Army Institute of Research as representative of the United States of America.	(1)

4.3	Option Agreement dated December 4, 2002 by and between Iomai Corporation and Elan Corporation, plc.	(1)

4.4	Stock Purchase Warrant dated December 4, 2002 issued by Iomai Corporation to Friedman Billings Ramsey & Co., Inc.	(1)

4.5.1	Investor Rights Agreement dated December 4, 2002 between Iomai Corporation and the individuals specified in Exhibit A thereto.	(1)

4.5.2	Amendment to the Investor Rights Agreement dated March 27, 2003 among Iomai Corporation and the Purchasers listed on the signature pages thereto.	(1)

4.5.3	Amendment to Investor Rights Agreement and Consent dated May 30, 2003 among Iomai Corporation and the Purchasers listed on the signature pages thereto.	(1)

4.5.4	Amendment to Investor Rights Agreement and Consent dated December 1, 2005 among Iomai Corporation and the purchasers listed on the signature pages thereto.	(1)

4.6	Registration Rights Agreement dated April 6, 2001 by and between Iomai Corporation and MdBio, Inc. as trustee for and on behalf of the Walter Reed Army Institute of Research, a representative of the United States of America.	(1)

4.7	Registration Rights Agreement dated March 30, 1999 by and between Iomai Corporation and Maryland Health Care Product Development Corporation.	(1)

4.8	Registration Rights Agreement dated July 18, 2000 by and between Iomai Corporation and Eiicha Ida.	(1)

4.9	Registration Rights Agreement dated July 18, 2000 by and between Iomai Corporation and Yuichi Suzuki.	(1)

4.10	Registration Rights Agreement dated July 18, 2000 by and between Iomai Corporation and Toshiro Osoegawa.	(1)

4.11	Registration Rights Agreement dated August 15, 2000 by and between Iomai Corporation and CZ Venture Operations, Inc.	(1)

4.12	Registration Rights Agreement dated January 4, 2001 by and between Iomai Corporation and Alexandria Real Estate Equities, L.P.	(1)

Exhibit	Description	Location

4.13	Form of Common Stock Warrant dated March 2, 2007	(2)

4.14	Form of Common Stock Warrant dated March 2, 2007	(2)

4.15	Form of Common Stock Warrant Agreement and Warrant Certificate	**

4.16	Form of Preferred Stock Warrant Agreement and Warrant Certificate	**

4.17	Form of Debt Securities Warrant Agreement and Warrant Certificate	**

4.18	Form of Indenture	*

4.19	Form of Certificate of Designation of Preferred Stock	**

5.1	Opinion of Ropes & Gray LLP dated March 23, 2007.	*

12.1	Statement re: Computation of Ratios	*

23.1	Consent of Ropes & Gray LLP (included in Opinion filed as Exhibit 5.1).	*

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.	*

24.4	Power of Attorney	Signature Page

25.1	Statement of Eligibility of Trustee under Debt Indenture	***

*	Filed herewith.

**	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a current report on Form 8-K in connection with an offering of securities.

***	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

(1)	Previously filed as an exhibit to the Company’s Form S-1/A (File No. 333-128765) and incorporated herein by reference thereto.

(2)	Previously filed as an exhibit to the Company’s Form 8-K filed on March 2, 2007 and incorporated herein by reference thereto.